Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2016 except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in reporting segments included within Note T, “Segment Information”, which is as of June 13, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in International Business Machines Corporation’s Current Report on Form 8-K dated June 13, 2016.  We also consent to the incorporation by reference of our report dated February 23, 2016 relating to the financial statement schedule, which appears in  International Business Machines Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
July 26, 2016